                             LASALLE NATIONAL BANK
                            135 South LaSalle Street
                            Chicago, Illinois 60603

                         IMMEDIATE ATTENTION REQUESTED

                                                                   July 20, 1998

Re: Inland Steel Industries Thrift Plan, Inland Steel Company Savings Plan and Ryerson Tull Savings Plan (the "Plans")

Dear Plan Participant:

     Inland Steel Industries, Inc. (the "Company") has announced that the Company's Board of Directors approved a plan to purchase up to 25,500,000 shares of its common stock. In this purchase plan, called a tender offer, stockholders have an opportunity to tender to the Company any, all or none of their shares at prices not less than $30.00 nor more than $34.00 per share. After shares are tendered by stockholders, the Company will select a price within that range and buy back, at the selected price, shares that have been tendered at or below the selected price.

     Enclosed with this letter are all of the materials relating to this tender offer. These materials contain important information about the tender offer and should be carefully reviewed. When reviewing the information, please keep the following points in mind:

     As you may know, your individual account under your Plan consists of two parts. One part is held by Fidelity Management Trust Company ("Fidelity") and is invested in assets other than shares of the Company. The other part is held by us, LaSalle National Bank ("LaSalle"), part of which is invested in shares of the Company's common stock through the Inland Steel Industries Stock Fund (the "Stock Fund").

     As a Plan participant, you have the right, under the terms of your Plan, to decide whether or not to direct us to tender shares reflecting your interest in the Stock Fund credited to your individual account. Only LaSalle, as the trustee for the Stock Fund, can actually tender the shares attributable to your individual account.

     If you decide to direct us to tender any or all of the shares attributable to your interest in the Stock Fund, you will be entitled:

     -- to specify the price or prices (within the limits of the tender offer)
        at which they should be tendered;
     -- to accept the price to be paid to all stockholders whose shares will be purchased; or
     -- to authorize us to determine a price (which could be as low as $30.00 per share).

If you do not direct us whether to tender your shares, we will make the decision on your behalf. Refer to the instructions on the enclosed "Direction Form," which you should fill out and return to us. BE SURE TO COMPLETE AND RETURN THE DIRECTION FORM TO HARRIS TRUST AND SAVINGS BANK, WHICH IS ACTING AS OUR AGENT IN TABULATING THE DIRECTION FORMS, EVEN IF YOU DECIDE NOT TO INSTRUCT US TO TENDER ANY SHARES. YOU SHOULD MAIL YOUR COMPLETED, DATED AND SIGNED ORIGINAL DIRECTION FORM TO HARRIS TRUST AND SAVINGS BANK, WALL STREET STATION, P.O. BOX 1010, NEW YORK, NEW YORK 10269-0523 IN THE ENCLOSED RETURN ENVELOPE.

     ALTHOUGH THE TENDER OFFER IS NOT SCHEDULED TO EXPIRE UNTIL 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 14, 1998, UNLESS EXTENDED, HARRIS TRUST AND SAVINGS BANK MUST RECEIVE THE DIRECTION FORM BY 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 11, 1998, UNLESS THIS DEADLINE IS EXTENDED. SEE SECTION 16 OF THE OFFER TO PURCHASE.

     IF HARRIS TRUST AND SAVINGS BANK DOES NOT RECEIVE A COMPLETED, DATED AND SIGNED ORIGINAL DIRECTION FORM BY 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 11, 1998, UNLESS EXTENDED, THEN, IN ACCORDANCE WITH THE TERMS OF THE PLANS AND TRUST AGREEMENTS, WE WILL DETERMINE IN OUR SOLE DISCRETION WHETHER AND AT WHAT PRICES TO TENDER SHARES FOR WHICH WE HAVE NOT RECEIVED TIMELY INSTRUCTIONS FROM PARTICIPANTS.

     If you submit a Direction Form to Harris Trust and Savings Bank directing us to tender Plan shares attributable to your individual account and later decide to withdraw your tender, you must follow the following procedures for your withdrawal to be effective. Harris Trust and Savings Bank (at its address set forth on the back cover of the Offer to Purchase) must receive a written notice of withdrawal by 5:00 p.m., New York City time, on Tuesday, August 11, 1998, unless extended. See Section 16 of the Offer to Purchase. Such notice of withdrawal must specify your name, the number of Plan shares attributable to your individual account which you directed us to tender, the number of such shares withdrawn and the name of the Plan in which you participate.

     IMPORTANT: IF YOU DIRECT US TO TENDER PLAN SHARES ATTRIBUTABLE TO YOUR INDIVIDUAL ACCOUNT AND THEY ARE PURCHASED BY THE COMPANY, ANY PROCEEDS WILL BE REINVESTED IN THE FIDELITY RETIREMENT GOVERNMENT MONEY MARKET PORTFOLIO UNDER YOUR PLAN AS SOON AS ADMINISTRATIVELY PRACTICABLE AND SUCH INVESTMENT WILL BE CREDITED TO YOUR INDIVIDUAL PLAN ACCOUNT. ONLY THEN WILL YOU BE ABLE TO INSTRUCT FIDELITY TO INVEST ANY PROCEEDS OF THE SALE OF SHARES ATTRIBUTABLE TO YOUR INDIVIDUAL ACCOUNT IN OTHER INVESTMENT OPTIONS OFFERED UNDER YOUR PLAN.

     YOU MAY CALL FIDELITY AT (800) 354-6551 AFTER THE TRANSFER AND ACCOUNT RECONCILIATION IS COMPLETE, WHICH IS EXPECTED TO BE NO EARLIER THAN THREE BUSINESS DAYS AFTER FIDELITY RECEIVES THE PROCEEDS, TO HAVE THE PROCEEDS OF THE SALE OF SHARES INVESTED IN OTHER INVESTMENT OPTIONS OFFERED UNDER YOUR PLAN.

     While you will not recognize any immediate tax gain or loss as a result of this tender offer, the tax treatment of your future withdrawals or distributions from the Plans may be adversely impacted by a tender and sale of shares in the Stock Fund. Specifically, under current federal income tax rules, if you receive a distribution from your Plan of shares that have increased in value while they were held by the Plan, under certain circumstances you may have the option of not paying tax on this increase in value, which is called "net unrealized appreciation," until you sell the shares. When the shares are sold, any gain up to the amount of the untaxed net unrealized appreciation is taxed as long-term capital gain. If shares attributable to your individual account are purchased by the Company in the Offer, you will no longer be able to take advantage of this tax benefit.

     Each Direction Form received by our agent, Harris Trust and Savings Bank, will be held in confidence and will not be released or divulged to any directors, officers, employees or other representatives of the Company. Please contact us at (312) 904-2017 if you have been subject to pressure or coercion by any party or if you are concerned about the confidentiality of instructions to Harris Trust and Savings Bank or us.

     Neither Inland Steel Industries, Inc., its Board of Directors, LaSalle, as the trustee for the ESOP Trust, Harris Trust and Savings Bank, as our agent in tabulating the Direction Forms, Goldman, Sachs & Co., the Dealer Managers for the tender offer, nor any other party makes any recommendations to you as to whether or not to tender shares or the price or prices at which to tender. You should make your own decision with respect to the tender offer but, if Harris Trust and Savings Bank does not receive a completed Direction Form from you by 5:00 p.m., New York City time, on Tuesday, August 11, 1998, unless extended, we will determine whether and at what price or prices to tender your shares.

     If you have any questions after reviewing the materials, contact MacKenzie Partners, Inc., the Information Agent for the tender offer, at (800) 322-2885 or
(212) 929-5500 with respect to questions on the procedure for tendering the shares attributable to your individual account or the terms and conditions of the tender offer, or Goldman, Sachs & Co., the Dealer Managers for the tender offer, at (800) 323-5678 with respect to questions on the terms and conditions of the tender offer. Questions with respect to the Plans should be directed to the Company at (312) 899-3450.

                                          LASALLE NATIONAL BANK

                                 DIRECTION FORM

                      INLAND STEEL INDUSTRIES THRIFT PLAN
                       INLAND STEEL COMPANY SAVINGS PLAN
                           RYERSON TULL SAVINGS PLAN

     BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.
                         ------------------------------
                                  INSTRUCTIONS

     Carefully complete this Direction Form below. Be sure to sign and date the form. Enclose the Direction Form in the included postage prepaid envelope and mail it promptly. YOUR DIRECTION FORM MUST BE RECEIVED BY HARRIS TRUST AND SAVINGS BANK, AS AGENT FOR LASALLE NATIONAL BANK, NOT LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 11, 1998, UNLESS EXTENDED. EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER, YOU SHOULD COMPLETE AND RETURN THE DIRECTION FORM. If Harris Trust and Savings Bank, as agent for LaSalle National Bank, does not receive a completed, dated and signed original Direction Form from you by such deadline, then, in accordance with the terms of the Plans (as defined herein) and trust agreements, LaSalle National Bank will determine in its sole discretion whether and at what price to tender shares for which it has not received timely instructions from participants.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER. HOWEVER, YOU SHOULD MAKE YOUR OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. NEITHER LASALLE NATIONAL BANK, THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. SEE SECTION 10 OF THE OFFER TO PURCHASE FOR INFORMATION REGARDING THE INTENTIONS OF THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS WITH RESPECT TO TENDERING SHARES PURSUANT TO THE OFFER.

     The approximate number of shares of Inland Steel Industries, Inc. common stock reflecting your interest in the Inland Steel Industries Stock Fund (the "Stock Fund") attributable to your individual Plan account as of July 17, 1998, is shown to the right of your address.

[ ] 1. Please DO NOT TENDER, but continue to HOLD all shares reflecting my interest in the Stock Fund attributable to my individual Plan account.

[ ] 2. Please TENDER ________________ shares (including fractional shares, if any) reflecting my interest in the Stock Fund attributable to my individual Plan account at the purchase price determined by the "Dutch auction" tender process as described in the Offer to Purchase. If this box is checked and no number is entered in the blank, all shares reflecting your interest in the Stock Fund will be tendered in accordance with the previous sentence.

[ ] 3. Please TENDER ________________ shares (including fractional shares, if any) reflecting my interest in the Stock Fund attributable to my individual Plan account at the price or prices determined by LaSalle National Bank, in its sole discretion. If this box is checked and no number is entered in the blank, all shares reflecting your interest in the Stock Fund will be tendered in accordance with the previous sentence.

[ ] 4. Please TENDER shares (including fractional shares, if any) reflecting my interest in the Stock Fund attributable to my individual Plan account in the quantities indicated below for each of the prices provided. A blank space before a given price will be taken to mean that no shares reflecting your interest in the Stock Fund will be tendered at that price. FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 4.

     THE TOTAL NUMBER OF SHARES TO BE TENDERED WHICH YOU INDICATE AFTER BOXES 2 AND 3 ABOVE AND IN THE TABLE BELOW MAY NOT EXCEED THE NUMBER OF SHARES ATTRIBUTABLE TO YOUR INDIVIDUAL PLAN ACCOUNT AS SHOWN TO THE RIGHT OF YOUR ADDRESS, BUT IT MAY BE LESS THAN OR EQUAL TO SUCH NUMBER.

     The total number of shares to be tendered which you indicate after boxes 2 and 3 above and in the table below may NOT exceed the number of shares attributable to your individual Plan account as shown to the right of your address, but it may be less than or equal to such number. If the total number of shares to be tendered which you indicate after boxes 2 and 3 above and in the table below is less than the number of shares attributable to your individual Plan account, you will be deemed to have directed LaSalle National Bank NOT to tender the remaining shares.

         FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 4 ABOVE.

   NUMBER               NUMBER               NUMBER               NUMBER               NUMBER
  OF SHARES            OF SHARES            OF SHARES            OF SHARES            OF SHARES
  TENDERED    PRICE    TENDERED    PRICE    TENDERED    PRICE    TENDERED    PRICE    TENDERED    PRICE
  ---------  -------   ---------  -------   ---------  -------   ---------  -------   ---------  -------
             $30.00               $31.00               $32.00               $33.00               $34.00
             $30.125              $31.125              $32.125              $33.125
             $30.25               $31.25               $32.25               $33.25
             $30.375              $31.375              $32.375              $33.375
             $30.50               $31.50               $32.50               $33.50
             $30.625              $31.625              $32.625              $33.625
             $30.75               $31.75               $32.75               $33.75
             $30.875              $31.875              $32.875              $33.875

     The undersigned hereby directs LaSalle National Bank, as trustee of the Inland Steel Industries Stock Fund portion of each of the Inland Steel Industries Thrift Plan, the Inland Steel Company Savings Plan and the Ryerson Tull Savings Plan (the "Plans"), to tender to Inland Steel Industries, Inc., in accordance with the Offer to Purchase, dated July 20, 1998, including the related Letter of Transmittal, copies of which I have received and read, the indicated number of shares of the Company's common stock, reflecting my interest in the Inland Steel Industries Stock Fund attributable to my individual Plan account, or to hold such shares, in either case as provided on this form.

Signature:
---------------------------------------------

Please print name:
------------------------------------

Date:
------------------------------------------- , 1998

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE PLAN PARTICIPANT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

     QUESTIONS AND ANSWERS FOR PLAN PARTICIPANTS ABOUT THE INLAND STEEL INDUSTRIES, INC. TENDER OFFER

Q.    ARE PARTICIPANTS IN THE PLANS ELIGIBLE TO PARTICIPATE IN THE TENDER
      OFFER?

A. As a participant in one of the Plans, you have a proportional interest in the Inland Steel Industries Stock Fund (the "Stock Fund"). The Stock Fund is invested in Inland Steel Industries, Inc. common stock, and your proportional interest in the Stock Fund is held in an account by LaSalle National Bank. The Plans provide that in the event of a tender offer, you may direct LaSalle National Bank whether to tender the number of shares of Company common stock that reflect your proportional interest in the Stock Fund.

Q.    WILL ALL THE SHARES I TENDER BE PURCHASED?

A. Not necessarily. Based upon the number of shares tendered and the prices specified by the tendering stockholders, the Company will determine the lowest single per share price within the tender range that will allow it to buy 25,500,000 shares. If the number of shares tendered at or below that price exceeds 25,500,000 shares, the Company will purchase shares pro rata from those tendered. If the number of shares tendered is below this number, then the Company will purchase all the shares tendered. All of the shares that are properly tendered at prices at or below the price determined by the Company through the process described above, and subject to a few other special conditions, will be purchased at the same purchase price. All other Stock Fund shares that have been tendered and not purchased will be returned to the Plans.

Q. IF I DECIDE TO DIRECT LASALLE NATIONAL BANK TO TENDER THE SHARES THAT REFLECT MY PROPORTIONAL INTEREST IN THE STOCK FUND, WILL I BE ABLE TO RECEIVE THE PROCEEDS?

A. Not directly. All proceeds from the Stock Fund shares that are tendered and sold will be credited to your individual Plan account and automatically invested in the Fidelity Retirement Government Money Market Portfolio. The proceeds may not be distributed except in accordance with the terms of the applicable Plan.

Q. WILL I BE ABLE TO CHANGE THE INVESTMENT FUNDS IN WHICH THE PROCEEDS OF STOCK FUND SHARES TENDERED AND PURCHASED ARE INVESTED?

A. Yes. Proceeds from the sale of Stock Fund shares may be reinvested in other investment options offered under the Plans by contacting Fidelity Management Trust Company ("Fidelity") at (800) 354-6551 after the investment of the proceeds in the Fidelity Retirement Government Money Market Portfolio is complete.

Q. WILL I RECOGNIZE A TAX GAIN OR LOSS, OR OTHER TAX EFFECTS, IF I DIRECT LASALLE NATIONAL BANK TO TENDER SHARES?

A. See page 2 of the letter from LaSalle National Bank to participants in the Plans.

Q.    IS THERE A FORM I HAVE TO RETURN?

A. Yes. Included in this mailing is a "Direction Form." Please complete and return this form even if you decide not to direct the tender of any shares.

Q.    WHAT IS THE DEADLINE FOR RETURNING THE DIRECTION FORM?

A. Although the tender offer is not scheduled to expire until 12:00 Midnight, New York City time, on Friday, August 14, 1998, unless extended, the form must be received by Harris

      Trust and Savings Bank, as agent for LaSalle National Bank, by 5:00 p.m., New York City time, on Tuesday, August 11, 1998, unless this deadline is extended.

Q.    WHAT ACTIONS SHOULD I TAKE IF I DON'T WISH TO TENDER?

A. You should first check Box 1 on the enclosed Direction Form. You should then sign, date and return the Direction Form to Harris Trust and Savings Bank, as agent for LaSalle National Bank, in the enclosed return envelope. If Harris Trust and Savings Bank does not receive a completed, dated and signed original Direction Form from you by 5:00 p.m., New York City time, on Tuesday, August 11, 1998, unless extended, then, in accordance with the terms of the Plans and trust agreements, LaSalle National Bank will determine in its sole discretion whether and at what prices to tender shares.

Q. WHAT WILL HAPPEN TO THE SHARES IF I DECIDE TO NOT TENDER MY PLAN SHARES OR THEY ARE NOT PURCHASED IN THE TENDER OFFER?

A.    It depends on the Plan in which you participate.

      If you participate in the Inland Steel Company Savings Plan, then nothing will happen to the shares in the immediate future. However, it is anticipated that by July 16, 1999 (the one-year anniversary of the sale of Inland Steel Company to Ispat International N.V.), the Inland Steel Company Savings Plan will divest itself of the shares held in the Stock Fund.

      Participants in the Inland Steel Industries Thrift Plan or the Ryerson Tull Savings Plan will continue to have a proportional interest in the Stock Fund held in their individual Plan accounts.

      Regardless of which Plan in which you participate, after Friday, August 28, 1998, unless the tender offer is extended, you may dispose of your interest in the Stock Fund attributable to your individual account under your Plan and invest the proceeds in other investment options in accordance with the terms of your Plan by contacting Fidelity at (800) 354-6551.

Q. CAN I CONTINUE TO EXECUTE TRANSACTIONS IN THE STOCK FUND DURING THE TENDER OFFER?

A     No.

Q. WHEN AND HOW CAN I DISPOSE OF MY INTEREST IN THE STOCK FUND AFTER THE TENDER OFFER?

A. After Friday, August 28, 1998, unless the tender offer is extended, you may dispose of your interest in the Stock Fund attributable to your individual account under your Plan and invest the proceeds in other investment options in accordance with the terms of your Plan by contacting Fidelity at (800) 354-6551.

Q.    WHAT IF I HAVE QUESTIONS?

A. If you have any questions after reviewing the materials, contact MacKenzie Partners, Inc., the Information Agent for the tender offer, at (800) 322-2885 or (212) 929-5500 with respect to questions on the procedure for tendering the shares attributable to your individual account or the terms and conditions of the tender offer, or Goldman, Sachs & Co., the Dealer Managers for the tender offer, at (800) 323-5678 with respect to questions on the terms and conditions of the tender offer. Questions with respect to the Plans should be directed to the Company at (312) 899-3450.

                                        2